UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 27, 2024

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously announced, on July 21, 2024, Tellurian Inc. (“Tellurian” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Woodside Energy Holdings (NA) LLC, a Delaware limited liability company (“Parent”), and Woodside Energy (Transitory) Inc., a Delaware corporation (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Tellurian (the “Merger”), with Tellurian continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent.

In connection with the Merger, Tellurian filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on August 27, 2024. As is common in transactions of this type, several lawsuits have been threatened by purported stockholders challenging the completeness and accuracy of the disclosures in the Proxy Statement and one lawsuit, Ann Wilcoxon v. Tellurian, Inc., et al., No. 1:24-cv-06542 (S.D.N.Y.), has been filed in federal court.

The supplemental disclosures contained below should be read in conjunction with the Proxy Statement, which is available on the website maintained by the SEC at http://www.sec.gov, the supplemental disclosures set forth in Tellurian’s Current Report on Form 8-K filed on September 23, 2024 and the periodic reports and other information Tellurian files with the SEC. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

Tellurian and Woodside believe that the claims made in the lawsuits referenced above are without merit and no supplemental disclosures are required under applicable law. However, to eliminate the burden, expense, and uncertainties inherent in such litigation, and without admitting any liability or wrongdoing, Tellurian is voluntarily making certain supplemental disclosures to the Proxy Statement, set forth below. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. Tellurian and Woodside specifically deny all allegations in the relevant complaints, including that any additional disclosure was or is required.

Supplemental Proxy Statement Disclosures

The following changes, shown in strikethrough (for deletions) and underline (for additions) text, are made to the second sentence of the carryover paragraph at the bottom of page 42 and the top of page 43

Lazard also considered conducting a liquidation analysis for reference purposes but did not ~~utilize such~~ conduct such an analysis given considerations around a liquidation scenario, including priority of the Company’s creditors over equity, funding needs, potential loss of permits and other factors.

Additional Information and Where to Find It

Tellurian, the members of Tellurian’s board of directors and certain of Tellurian’s executive officers are participants in the solicitation of proxies from stockholders in connection with the Merger. Tellurian filed the Proxy Statement with the SEC on August 27, 2024. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement. To the extent that holdings of Tellurian’s securities by its directors and executive officers have changed since the amounts set forth in the Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

On or about September 3, 2024, 2024, Tellurian mailed the definitive Proxy Statement to each stockholder entitled to vote at the special meeting to consider the adoption of the Agreement and Plan of Merger, dated as of July 21, 2024, by and among Woodside Energy Holdings (NA) LLC, Tellurian, and Woodside Energy (Transitory) Inc. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TELLURIAN HAS FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Tellurian with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of Tellurian’s definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Tellurian with the SEC in connection with the Merger will also be available, free of charge, at Tellurian’s investor relations website (https://tellurianinc.com).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: September 27, 2024	By:	/s/ Simon G. Oxley
	Name:	Simon G. Oxley
	Title:	Executive Vice President and Chief Financial Officer